BOB EVANS REPORTS FISCAL 2016 FOURTH-QUARTER AND FULL-YEAR RESULTS; PROVIDES FISCAL YEAR 2017 OUTLOOK

▪	Q4 2016 net sales total $345.6 million; GAAP net income of $0.03 per diluted share and non-GAAP net income(1) of $0.48 per diluted share

▪
Fiscal year 2016 net sales total $1,338.8 million; GAAP net income of $1.13 per diluted share and non-GAAP net income of $2.02 per diluted share, a 24 percent increase compared to the prior year. On a 52-week basis, fiscal year 2016 non-GAAP net income of $1.89 per diluted share represents a 16 percent increase compared to the prior year

▪
BEF Foods reports 15 percent increase in fiscal fourth quarter pounds sold, resulting in 13 percent non-GAAP operating profit growth. Refrigerated side-dish manufacturing facility expansion nearly complete; production to come on-line this summer

▪
Bob Evans Restaurants’ Q4 2016 same-store sales declined 3 percent; in-line with expectations. Comprehensive menu redesign scheduled for late-summer system-wide launch; will highlight value and be more guest-friendly

▪
Company establishes fiscal year 2017 non-GAAP diluted EPS guidance range of $2.00 to $2.15, representing 10 percent year-over-year growth at the midpoint compared to fiscal 2016 52-week non-GAAP diluted EPS

▪	Quarterly dividend of $0.34 per share payable on June 20, 2016, to stockholders of record at the close of business on June 6, 2016

▪
Company completed $249 million of sale-leaseback transactions during fiscal 2016, generating estimated net proceeds of $214 million. Proceeds supported $172 million of share repurchases and $112 million of debt reduction during the year

NEW ALBANY, Ohio - June 14, 2016 - Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced its financial results for the fiscal 2016 fourth quarter ended Friday, April 29, 2016. On a GAAP basis, the Company reported net income of $0.6 million, or $0.03 per diluted share, compared with net income of $5.6 million, or $0.24 per diluted share, last year. On a non-GAAP basis, net income was $9.5 million, or $0.48 per diluted share, compared with net income of $13.2 million, or $0.56 per diluted share, last year.

Fourth-quarter fiscal 2016 commentary
President and Chief Executive Officer Saed Mohseni said, “BEF Foods capped an excellent year with continued strong volume and profit growth. The expansion of our Lima, Ohio, refrigerated side-dish manufacturing facility is nearing completion and we expect its new production capacity to be brought on-line later this summer; enabling us to meet peak holiday demand this fall and achieve continued distribution and sales growth in the years ahead.

“At Bob Evans Restaurants, fourth-quarter same-store sales were in-line with our expectations. During the quarter, we made progress redesigning our restaurant menu, improved core menu items, and focused on guest hospitality to ensure a better guest experience. The new menu, to be introduced late-August, will be more guest-friendly, preserving guest favorites at every daypart, while better highlighting value and providing each guest with more meal options and flexibility. In the interim, we introduced our summer bacon promotion late May with special bacon-themed items at every daypart including a Bacon Lover’s Omelet, Bacon Cheeseburger, Strawberry Bacon Salad, and a three-course Bacon-Topped Chicken Dinner.”

Mohseni continued, “At the corporate level, we completed our previously announced real estate monetization initiatives with completion of a $197 million sale-leaseback transaction of 143 restaurant properties. Along with the $52 million sale-leaseback of two BEF Foods production facilities earlier in the year, these transactions have helped support nearly $500 million of capital returned to shareholders through share repurchases and dividends during the last three years. With these significant financial transactions behind us, our focus in fiscal 2017 is to profitably grow both BEF Foods and Bob Evans Restaurants while continuing to improve the efficiency at all levels of our company from the restaurant and plant-level to the home office. We believe this will deliver sustainable long-term shareholder value as we fulfill the promise of our corporate mission: providing high-quality food with hospitality and integrity, whether in our restaurants or to our retailers.”

Fourth-quarter fiscal 2016 Bob Evans Restaurants segment summary
Bob Evans Restaurants’ net sales, excluding the 53rd week of fiscal 2016, were $226.5 million, a decline of $11.7 million, or 4.9 percent, compared to net sales of $238.2 million last year. Same-store sales declined 3.0 percent with the balance of the net sales decline due to net restaurant closures earlier in the year. Twenty-one restaurants were closed during the 53rd week of fiscal 2016 and no new restaurants opened during the fourth quarter. At the end of fiscal 2016, the Company operated 527 restaurants. As previously announced, we expect to close six additional leased restaurants during fiscal 2017.

Same-Store Sales (SSS) Restaurants	February 4 weeks	March 4 weeks	April 5 weeks	4Q FY ’16 13 weeks	FY ’16 52 weeks
540	-1.1%	-2.3%	-4.9%	-3.0%	-2.5%

Bob Evans Restaurants’ GAAP operating loss was $2.8 million, compared to GAAP operating income of $6.5 million last year.  Bob Evans Restaurants’ non-GAAP operating income was $11.6 million, compared to $16.7 million last year, a decline of $5.1 million. The decline in non-GAAP operating income was due to lower sales and investment in labor hours to support efforts to improve guest hospitality along with increased hourly wage rates as a result of minimum wage increases, partially offset by cost savings of $2.8 million. Operating income of $2.3 million was attributable to the 53rd week of fiscal 2016.

Fourth-quarter fiscal 2016 BEF Foods segment summary
BEF Foods’ net sales, excluding the 53rd week of fiscal 2016, were $95.3 million, an increase of $1.1 million, or 1.1 percent, compared to $94.2 million last year.  Pounds sold increased 7.1 percent while average net selling price per pound declined 5.5 percent compared to last year.

The decline in average net selling price reflects an increased sales mix of lower-priced, although higher-margin, side-dish products relative to sausage, as well as reduced net sausage pricing through increased trade spending.  From a net sales perspective, a 13.7 percent increase in side-dish pounds sold, a 0.6 percent increase in sausage pounds sold, and a 3.7 percent increase in food service pounds sold were partially offset by a $4.0 million increase in trade spending (reduces net sales) and an 11.2 percent decline in frozen product pounds sold.

BEF Foods’ GAAP operating income was $20.6 million, compared to $15.3 million last year.  BEF Foods’ non-GAAP operating income was $20.6 million compared to $18.2 million last year, an improvement of $2.4 million.  The improvement in non-GAAP operating income was due primarily to increased sales, favorable sales mix, and $0.7 million of cost savings, partially offset by $3.9 million of increased net sow cost ($4.0 million of increased trade spending partially offset by $0.1 million of sow cost favorability) and increased incentive- and stock-based compensation. Operating income of $2.1 million was attributable to the 53rd week of fiscal 2016.

Fourth-quarter fiscal 2016 Corporate and Other summary
Corporate and Other GAAP operating costs were $19.3 million, compared to $20.9 million last year.  Corporate and Other non-GAAP operating costs were $18.1 million, compared to $17.1 million last year, an increase of $1.0 million due primarily to increased incentive- and stock-based compensation and the impact of the 53rd week of fiscal 2016, partially offset by $2.1 million of cost savings.

Fourth-quarter fiscal 2016 net interest expense - The borrowing rate on the Company’s outstanding debt was 2.44 percent at the end of the quarter, compared to 2.19 percent at the end of last year.

Fourth-quarter fiscal 2016 taxes - The Company recorded a GAAP tax benefit of $5.1 million for the fourth quarter of fiscal 2016, as compared to a tax benefit of $7.1 million last year. The effective income tax rate in the fourth quarter of fiscal 2016 was substantially different than the statutory rate due to the Company’s increased domestic production activities deduction as a result of increased taxable income and the utilization of tax credits. The effective tax rate in the fourth quarter of fiscal 2015 was substantially different than the statutory rate due to the impact of final fiscal year permanent items against lower than projected pretax earnings and the expiration of the statute of limitations on several uncertain tax position reserves. The non-GAAP tax rate was approximately 13.8 percent for the fourth quarter, reflecting the Company’s annual non-GAAP estimated tax rate, compared to 11.2 percent last year. The increase in the tax rate reduced fourth quarter diluted non-GAAP earnings per share by approximately $0.01.

Fiscal-year 2016 consolidated operating results
Consolidated GAAP operating income was $36.2 million, compared to $17.7 million last year.  Consolidated non-GAAP operating income was $66.2 million, compared to $53.5 million last year, a 24 percent improvement.  Consolidated GAAP net income of $24.2 million, or $1.13 per diluted share, compared with net income of $16.6 million, or $0.70 per diluted share last year, a 61 percent improvement. On a non-GAAP basis, net income was $43.4 million, or $2.02 per diluted share, a 24 percent increase compared with $1.63 per diluted share last year.

Fiscal-year 2016 Bob Evans Restaurants segment summary
Bob Evans Restaurants’ net sales, excluding the 53rd week of fiscal 2016, were $934.5 million, a decline of $35.4 million, or 3.7 percent, compared to net sales of $969.9 million last year. Same-store sales declined 2.5 percent during fiscal 2016 with the balance of the net sales decline due to net restaurant closures. During fiscal 2016, Bob Evans opened one and closed 41 restaurants.

Bob Evans Restaurants’ GAAP operating income was $34.8 million, compared to GAAP operating income of $56.2 million last year. Bob Evans Restaurants’ non-GAAP operating income was $60.0 million compared to $70.9 million last year, a decline of $10.9 million. The decline in non-GAAP operating income was due primarily to lower sales and higher labor costs resulting from increased wage rates as well as increased labor hours to improve the guest experience, partially offset by cost savings of $9.0 million. Operating income of $2.3 million was attributable to the 53rd week of fiscal 2016.

Fiscal-year 2016 BEF Foods segment summary
BEF Foods’ net sales, excluding the 53rd week of fiscal 2016, were $380.5 million, an increase of $1.2 million, or 0.3 percent, compared to $379.3 million last year.  Pounds sold increased 5.8 percent while average net selling price per pound declined 5.2 percent compared to last year.  The decline in average net selling price reflects an increased sales mix of lower-priced (and higher margin) side-dish products relative to sausage, as well as reduced net sausage pricing through increased trade spending.  From a net sales perspective, a 15.2 percent increase in side-dish pounds sold and a 9.9 percent increase in sausage pounds sold were partially offset by a $21.5 million increase in trade spending (reduces net sales), a 21.7 percent decline in foodservice pounds sold, and an 8.4 percent reduction in frozen product pounds sold.

BEF Foods’ GAAP operating income was $71.0 million, compared to $40.0 million last year.  BEF Foods’ non-GAAP operating income was $74.6 million compared to $43.8 million last year, an improvement of $30.8 million.  The improvement in non-GAAP operating income was due primarily to increased sales and favorable sales mix, $3.3 million of cost savings, and $2.6 million of favorable net sow cost ($24.1 million of sow cost favorability, partially offset by $21.5 million of increased trade spending), partially offset by increased incentive- and stock-based compensation. Operating income of $2.1 million was attributable to the 53rd week of fiscal 2016.

Fiscal-year 2016 Corporate and Other summary
Corporate and Other GAAP operating costs were $69.6 million, compared to $78.5 million last year.  Corporate and Other non-GAAP operating costs were $68.4 million, compared to $61.3 million last year, an increase of $7.2 million due primarily to increased incentive- and stock-based compensation, ERP support costs, depreciation and amortization expense related to ERP capital expenditures, and the impact of the 53rd week of fiscal 2016, partially offset by $7.8 million of cost savings.

Fiscal-year 2016 net interest expense - The borrowing rate on the Company’s outstanding debt was 2.44 percent at the end of fiscal 2016, compared to 2.19 percent at the end of fiscal 2015.

Fiscal-year 2016 taxes - The Company recorded a GAAP tax provision expense of $1.2 million (4.7 percent) for fiscal 2016, as compared to a tax benefit of $7.5 million (83 percent) in fiscal 2015. The effective income tax rate in fiscal 2016 and 2015 was substantially different than the statutory rate due to the Company’s domestic production activities deduction and the utilization of tax credits. The non-GAAP tax rate for fiscal 2016 was 22.4 percent, reflecting the impact of permanent items on income when adjusted for nonrecurring items, compared to 10.5 percent for fiscal 2015. The increase in the tax rate reduced fiscal year 2016 diluted non-GAAP earnings per share by approximately $0.30.

Fiscal-year 2016 balance sheet highlights - The Company’s cash balance and outstanding debt at the end of the year were $12.9 million and $339.1 million, respectively, compared to $6.4 million and $451.1 million, last year. The Company was in compliance with its debt covenants at the end of the year. The decrease in borrowings was primarily the result of the use of proceeds from recent real estate monetization transactions and operating cash flow to reduce debt, partially offset by share repurchases, capital expenditures, and dividend payments. The Company’s leverage ratio as defined in its credit agreement was 2.44 at the end of the year. On a pro-forma basis, assuming the 2016 sale-leaseback transactions occurred at the beginning of the fiscal year, the Company’s year-end leverage ratio would have been 3.19, compared to 3.37 in the prior year.

Fiscal year 2017 outlook
Chief Administrative and Chief Financial Officer Mark Hood said, "Fiscal 2016 was notable for several important developments that position us well to achieve our fiscal 2017 non-GAAP diluted earnings per share guidance range of $2.00 to $2.15, of which the midpoint represents a 10 percent increase compared to fiscal 2016 52-week non-GAAP diluted earnings per share of $1.89. This guidance range does not include the impact of potential share repurchase activity during fiscal year 2017. We completed three real estate monetization transactions during fiscal 2016 that supported $172 million of share repurchases and more than $110 million of debt reduction. Furthermore, we made progress on cost reduction initiatives at all levels of the organization as we have eliminated approximately $30 million of annual costs. We also invested in projects to enable and support future profitable growth including continued implementation of our ERP system along with testing of our restaurant technology platform that will begin rolling out to our restaurants later this summer with system-wide implementation expected to be complete by the end of fiscal 2017.

“At Bob Evans Restaurants, we expect negative low-single digit to flat same-store sales for fiscal year 2017. Our guidance also incorporates incremental investments in restaurant labor hours and marketing - particularly during the first half of the year - to support our efforts in improving guest hospitality and to better communicate our value offerings at every daypart. BEF Foods’ net sales in fiscal 2017 are expected to be $400 to $420 million, with our refrigerated side-dish product line generating most of the growth. We anticipate incremental marketing expenditures at BEF Foods to support continued volume growth, particularly of our refrigerated side dishes. Additionally, there will be some labor inefficiencies as we build staffing for production startup of line four at our refrigerated side-dish facility.”

Hood continued, “Our fiscal 2017 capital expenditure budget of $75 to $80 million is comprised of the following: approximately $20 million for the restaurant technology platform, $12 million for the expansion of BEF Foods refrigerated side-dish facility, $35 million for maintenance and equipment upgrades in both Bob Evans Restaurants and BEF Foods, with the balance budgeted for IT expenditures and infrastructure, and opening of one new Bob Evans Restaurant.

“From a corporate perspective, we have $78.5 million remaining on our share repurchase authorization and we expect to execute additional repurchases during fiscal 2017 while maintaining a prudent leverage ratio. We anticipate a tax rate of approximately 24 to 25 percent during fiscal 2017.”

Guidance Metric	FY ‘17
Consolidated net sales	$1.28 to $1.33 billion
Bob Evans Restaurants same-store sales	negative low-single digit to flat
Bob Evans Restaurants commodity pricing	approximately flat
BEF Foods net sales	$400 to $420 million
BEF Foods sow cost (per hundredweight)	$52-$55
Capital expenditures	$75 to $80 million
Depreciation and amortization	$71 to $75 million
Net interest expense	$12 to $14 million
Tax rate	24% to 25%
Diluted weighted-average share count	approximately 20 million shares
Remaining share repurchase authorization	$78.5 million
GAAP diluted earnings per share	$1.95 to $2.12
Non-GAAP diluted earnings per share	$2.00 to $2.15

This outlook is subject to a number of factors beyond the Company’s control, including the risk factors discussed in the Company’s fiscal 2015 Annual Report on Form 10‑K and its other subsequent filings with the Securities and Exchange Commission.

Investor Conference Call
The Company will host a conference call to discuss its fourth-quarter fiscal 2016 results at 8:30 a.m. (ET) on Wednesday, June 15, 2016. The dial-in number is (855) 468-0551, access code 16240692. A replay will be available at (800) 585-8367, access code16240692.

A simultaneous webcast will be available at http://investors.bobevans.com/events.cfm. The archived webcast will also be available on the Web site.

(1)Non-GAAP Financial Measures
The Company uses non-GAAP financial measures to monitor and evaluate the ongoing performance of the Company. The Company believes the additional measures are useful to investors for financial analysis. Excluding these items reflects operating results that are more indicative of the Company’s ongoing operating performance and improve comparability to prior periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Reconciliations to the applicable GAAP financial measures are included in the attached schedules.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 24, 2015, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Any strategic transaction with respect to our restaurant real estate remains subject to closing conditions and there can be no assurance of such a closing. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

About Bob Evans Farms, Inc.
Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the fourth fiscal quarter (April 29, 2016), Bob Evans Restaurants owned and operated 527 family restaurants in 18 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Contact:
Scott C. Taggart

Vice President, Investor Relations
(614) 492-4954
BOBE-E
Source: Bob Evans Farms, Inc.

Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Fourth quarter Fiscal 2016 compared to the corresponding period a year ago:

(in thousands, except per share amounts)				Basic EPS		Diluted EPS
	14 weeks ended	13 weeks ended		14 weeks ended	13 weeks ended	14 weeks ended	13 weeks ended
	April 29, 2016	April 24, 2015		April 29, 2016	April 24, 2015	April 29, 2016	April 24, 2015
Operating Income (Loss) as Reported
Bob Evans Restaurants	$(2,794)	$6,531
BEF Foods	20,569	15,317
Corporate and Other	(19,310)	(20,911)
Operating Income	(1,535)	937
Net interest expense	2,944	2,424
Income Before Income Taxes	(4,479)	(1,487)
Provision (benefit) for income taxes	(5,059)	(7,097)
Net Income as reported	580	5,610		$0.03	$0.24	$0.03	$0.24

Adjustments
Bob Evans Restaurants
Impairments	6,710	2,851
Severance/Restructuring	1,441	1,190
Loss on Sale of Assets	9,560	—
Activism, Strategic Initiatives and Other	—	78
Litigation Reserves	(3,344)	6,000
	14,367	10,119
BEF Foods
Impairments	—	2,761	—
Severance/Restructuring	—	153
	—	2,914
Corporate and Other
Severance/Restructuring	1,165	2,177
Activism, Strategic Initiatives and Other	—	1,748
CEO Separation	—	(148)
	1,165	3,777
Total adjustments
Impairments	6,710	5,612
Severance/Restructuring	2,606	3,520
Loss on Sale of Assets	9,560	—
Activism, Strategic Initiatives and Other	—	1,826
CEO Separation	—	(148)
Litigation Reserves	(3,344)	6,000
	15,532	16,810
Non-GAAP operating income (loss)
Bob Evans Restaurants	11,573	16,650
BEF Foods	20,569	18,231
Corporate and Other	(18,145)	(17,134)
Total non-GAAP operating income	13,997	17,747
Adjustments to net interest expense	—	485
Non-GAAP net interest expense	2,944	2,909
Non-GAAP Income Before Taxes	11,053	14,838
Adjustments to income tax provision	6,581	8,758
Non-GAAP Provision for Income Taxes	1,522	1,661
Non-GAAP Net Income	$9,531	$13,177		$0.48	$0.56	$0.48	$0.56

Weighted Average Shares Outstanding				19,854	23,506	19,995	23,664

Fourth quarter Fiscal 2016 compared to the corresponding period a year ago:

	Consolidated Results				Bob Evans Restaurants
	14 weeks ended		13 weeks ended		14 weeks ended		13 weeks ended
	April 29, 2016	% of Sales	April 24, 2015	% of Sales	April 29, 2016	% of Sales	April 24, 2015	% of Sales
Operating income as reported

Net Sales	$345,587		$332,393		$243,193		$238,187
Cost of sales	107,974	31.2%	103,020	31.0%	63,164	26.0%	62,167	26.1%
Operating wage and fringe benefit expenses	111,261	32.2%	104,381	31.4%	100,270	41.2%	93,882	39.4%
Other operating expenses	60,652	17.6%	55,278	16.6%	45,897	18.9%	42,341	17.8%
Selling, general and administrative expenses	40,448	11.7%	42,942	12.9%	16,172	6.6%	15,719	6.6%
Depreciation and amortization expense	19,492	5.6%	20,223	6.1%	13,189	5.4%	14,696	6.2%
Impairments	7,295	2.1%	5,612	1.7%	7,295	3.0%	2,851	1.2%
Total as reported	(1,535)	(0.4)%	937	0.3%	$(2,794)	(1.1)%	6,531	2.7%

Adjustments

Net Sales	—		—		—		—
Cost of sales	—		—		—		—
Operating wage and fringe benefit expenses	(1,135)		(11)		(1,135)		(11)
Other operating expenses	—		(66)		—		(66)
Selling, general and administrative expenses	(7,687)		(11,121)		(6,522)		(7,191)
Depreciation and amortization expense	—		—		—		—
Impairments	(6,710)		(5,612)		(6,710)		(2,851)
Total Adjustments	15,532		16,810		14,367		10,119

Non-GAAP operating income

Net Sales	345,587		332,393		243,193		238,187
Cost of sales	107,974	31.2%	103,020	31.0%	63,164	26.0%	62,167	26.1%
Operating wage and fringe benefit expenses	110,126	31.9%	104,370	31.4%	99,135	40.8%	93,871	39.4%
Other operating expenses	60,652	17.6%	55,212	16.6%	45,897	18.9%	42,275	17.7%
Selling, general and administrative expenses	32,761	9.4%	31,821	9.6%	9,650	3.9%	8,528	3.6%
Depreciation and amortization expense	19,492	5.6%	20,223	6.1%	13,189	5.4%	14,696	6.2%
Impairments	585	0.2%	—	—%	585	0.2%	—	—%
Total non-GAAP operating income	$13,997	4.1%	$17,747	5.3%	$11,573	4.8%	$16,650	7.0%

	BEF Foods				Corporate and Other
	14 weeks ended		13 weeks ended		14 weeks ended	13 weeks ended
	April 29, 2016	% of Sales	April 24, 2015	% of Sales	April 29, 2016	April 24, 2015
Operating income (loss) as reported

Net Sales	$102,394		$94,206		$—	$—
Cost of sales	44,810	43.8%	40,853	43.4%	—	—
Operating wage and fringe benefit expenses	10,991	10.7%	10,499	11.1%	—	—
Other operating expenses	14,755	14.4%	12,937	13.7%	—	—
Selling, general and administrative expenses	7,451	7.3%	7,659	8.2%	16,825	19,564
Depreciation and amortization expense	3,818	3.7%	4,180	4.4%	2,485	1,347
Impairments	—	—%	2,761	2.9%	—	—
Total as Reported	20,569	20.1%	15,317	16.3%	(19,310)	(20,911)

Adjustments

Net Sales	—		—		—	—
Cost of sales	—		—		—	—
Operating wage and fringe benefit expenses	—		—		—	—
Other operating expenses	—		—		—	—
Selling, general and administrative expenses	—		(153)		(1,165)	(3,777)
Depreciation and amortization expense	—		—		—	—
Impairments	—		(2,761)		—	—
Total adjustments	—		2,914		1,165	3,777

Non-GAAP operating income (loss)

Net Sales	102,394		94,206		—	—
Cost of sales	44,810	43.8%	40,853	43.4%	—	—
Operating wage and fringe benefit expenses	10,991	10.7%	10,499	11.1%	—	—
Other operating expenses	14,755	14.4%	12,937	13.7%	—	—
Selling, general and administrative expenses	7,451	7.3%	7,506	8.0%	15,660	15,787
Depreciation and amortization expense	3,818	3.7%	4,180	4.4%	2,485	1,347
Impairments	—	—%	—	—%	—	—
Total non-GAAP operating income (loss)	$20,569	20.1%	$18,231	19.4%	$(18,145)	$(17,134)

Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Fiscal 2016 compared to the corresponding period a year ago:

(in thousands, except per share amounts)			Basic EPS		Diluted EPS
	53 weeks ended	52 weeks ended	53 weeks ended	52 weeks ended	53 weeks ended	52 weeks ended
	April 29, 2016	April 24, 2015	April 29, 2016	April 24, 2015	April 29, 2016	April 24, 2015
Operating Income (Loss) as Reported
Bob Evans Restaurants	$34,793	$56,239
BEF Foods	71,011	39,993
Corporate and Other	(69,583)	(78,546)
Operating Income	36,221	17,686
Net interest expense	10,800	8,649
Income Before Income Taxes	25,421	9,037
Provision (benefit) for income taxes	1,199	(7,516)
Net Income as reported	24,222	16,553	$1.14	$0.70	$1.13	$0.70
Less Diluted EPS Impact of 53rd week					$(0.13)
Adjusted Diluted EPS Excluding 53rd week					$1.00

Adjustments
Bob Evans Restaurants
Impairments	6,710	6,174
Severance/Restructuring	1,760	2,070
Loss on Sale of Assets	9,560	—
Activism, Strategic Initiatives and Other	—	465
Litigation Reserves	7,156	6,000
	25,186	14,709
BEF Foods
Impairments	—	2,761
Severance/Restructuring	—	1,008
Loss on Sale of Assets	3,606	—
Activism, Strategic Initiatives and Other	—	17
	3,606	3,786
Corporate and Other
Severance/Restructuring	1,165	2,663
Loss on Sale of Assets	—	1,846
Activism, Strategic Initiatives and Other	—	9,091
CEO Separation	—	3,688
	1,165	17,288
Total adjustments
Impairments	6,710	8,935
Severance/Restructuring	2,925	5,741
Loss on Sale of Assets	13,166	1,846
Activism, Strategic Initiatives and Other	—	9,573
CEO Separation	—	3,688
Litigation Reserves	7,156	6,000
	29,957	35,783
Non-GAAP operating income (loss)
Bob Evans Restaurants	59,979	70,948
BEF Foods	74,617	43,779
Corporate and Other	(68,418)	(61,258)
Total non-GAAP operating income	66,178	53,469
Adjustments to net interest expense	(480)	1,859
Non-GAAP net interest expense	10,320	10,508
Non-GAAP Income Before Taxes	55,858	42,961
Adjustments to income tax provision	11,293	12,046
Non-GAAP Provision for Income Taxes	12,492	4,530
Non-GAAP Net Income	$43,366	$38,431	$2.03	$1.64	$2.02	$1.63
Less Diluted EPS Impact of 53rd week					$(0.13)
Adjusted Diluted EPS Excluding 53rd week					$1.89

Weighted Average Shares Outstanding			21,336	23,489	21,494	23,649

Fiscal 2016 compared to the corresponding period a year ago:

	Consolidated Results				Bob Evans Restaurants
	53 weeks ended		52 weeks ended		53 weeks ended		52 weeks ended
	April 29, 2016	% of Sales	April 24, 2015	% of Sales	April 29, 2016	% of Sales	April 24, 2015	% of Sales
Operating income as reported

Net Sales	$1,338,827		$1,349,190		951,212		$969,877
Cost of sales	425,585	31.8%	457,744	33.9%	252,611	26.6%	258,677	26.7%
Operating wage and fringe benefit expenses	427,148	31.9%	423,539	31.4%	384,977	40.5%	381,874	39.4%
Other operating expenses	222,060	16.6%	217,991	16.2%	169,630	17.8%	169,018	17.4%
Selling, general and administrative expenses	139,822	10.5%	143,295	10.6%	46,984	4.8%	40,733	4.2%
Depreciation and amortization expense	79,607	5.9%	80,074	5.9%	53,833	5.7%	57,236	5.9%
Impairments	8,384	0.6%	8,861	0.7%	8,384	0.9%	6,100	0.6%
Total as reported	36,221	2.7%	17,686	1.3%	$34,793	3.7%	$56,239	5.8%

Adjustments

Net Sales	—		—		—		—
Cost of sales	—		—		—		—
Operating wage and fringe benefit expenses	(1,135)		(43)		(1,135)		(43)
Other operating expenses	—		(708)		—		(708)
Selling, general and administrative expenses	(22,112)		(26,171)		(17,341)		(7,858)
Depreciation and amortization expense	—		—		—		—
Impairments	(6,710)		(8,861)		(6,710)		(6,100)
Total Adjustments	29,957		35,783		25,186		14,709

Non-GAAP operating income

Net Sales	1,338,827		1,349,190		951,212		969,877
Cost of sales	425,585	31.8%	457,744	33.9%	252,611	26.6%	258,677	26.7%
Operating wage and fringe benefit expenses	426,013	31.8%	423,496	31.4%	383,842	40.4%	381,831	39.4%
Other operating expenses	222,060	16.6%	217,283	16.1%	169,630	17.8%	168,310	17.4%
Selling, general and administrative expenses	117,710	8.9%	117,124	8.7%	29,643	3.0%	32,875	3.3%
Depreciation and amortization expense	79,607	5.9%	80,074	5.9%	53,833	5.7%	57,236	5.9%
Impairments	1,674	0.1%	—	—%	1,674	0.2%	—	—%
Total non-GAAP operating income	$66,178	4.9%	$53,469	4.0%	$59,979	6.3%	$70,948	7.3%

	BEF Foods				Corporate and Other
	53 weeks ended		52 weeks ended		53 weeks ended	52 weeks ended
	April 29, 2016	% of Sales	April 24, 2015	% of Sales	April 29, 2016	April 24, 2015
Operating income (loss) as reported

Net Sales	$387,615		$379,313		$—	$—
Cost of sales	172,974	44.6%	199,067	52.5%	—	—
Operating wage and fringe benefit expenses	42,171	10.9%	41,665	11.0%	—	—
Other operating expenses	52,430	13.5%	48,974	12.9%	—	—
Selling, general and administrative expenses	32,805	8.5%	29,712	7.9%	60,033	72,849
Depreciation and amortization expense	16,224	4.2%	17,141	4.5%	9,550	5,697
Impairments	—	—%	2,761	0.7%	—	—
Total as Reported	$71,011	18.3%	$39,993	10.5%	$(69,583)	$(78,546)

Adjustments

Net Sales	—		—		—	—
Cost of sales	—		—		—	—
Operating wage and fringe benefit expenses	—		—		—	—
Other operating expenses	—		—		—	—
Selling, general and administrative expenses	(3,606)		(1,025)		(1,165)	(17,288)
Depreciation and amortization expense	—		—		—	—
Impairments	—		(2,761)		—	—
Total adjustments	3,606		3,786		1,165	17,288

Non-GAAP operating income (loss)

Net Sales	387,615		379,313		—	—
Cost of sales	172,974	44.6%	199,067	52.5%	—	—
Operating wage and fringe benefit expenses	42,171	10.9%	41,665	11.0%	—	—
Other operating expenses	52,430	13.5%	48,974	12.9%	—	—
Selling, general and administrative expenses	29,199	7.5%	28,687	7.6%	58,868	55,561
Depreciation and amortization expense	16,224	4.2%	17,141	4.5%	9,550	5,697
Impairments	—	—%	—	—%	—	—
Total non-GAAP operating income (loss)	$74,617	19.3%	$43,779	11.5%	$(68,418)	$(61,258)

Consolidated Statements of Net Income
(in thousands, except per share amounts)	14 weeks ended		13 weeks ended		53 weeks ended		52 weeks ended
	April 29, 2016	% of Sales	April 24, 2015	% of Sales	April 29, 2016	% of Sales	April 24, 2015	% of Sales
Net Sales	$345,587		$332,393		$1,338,827		$1,349,190
Cost of sales	107,974	31.2%	103,020	31.0%	425,585	31.8%	457,744	33.9%
Operating wage and fringe benefit expenses	111,261	32.2%	104,381	31.4%	427,148	31.9%	423,539	31.4%
Other operating expenses	60,652	17.6%	55,278	16.6%	222,060	16.6%	217,991	16.2%
Selling, general and administrative expenses	40,448	11.7%	42,942	12.9%	139,822	10.5%	143,295	10.6%
Depreciation and amortization expense	19,492	5.6%	20,223	6.1%	79,607	5.9%	80,074	5.9%
Impairments	7,295	2.1%	5,612	1.7%	8,384	0.6%	8,861	0.7%
Operating Income	(1,535)	(0.4)%	937	0.3%	36,221	2.7%	17,686	1.3%
Net interest expense	2,944	0.9%	2,424	0.7%	10,800	0.8%	8,649	0.6%
Income Before Income Taxes	(4,479)	(1.3)%	(1,487)	(0.4)%	25,421	1.9%	9,037	0.7%
Provision (Benefit) for income taxes	(5,059)	(1.5)%	(7,097)	(2.1)%	1,199	0.1%	(7,516)	(0.6)%
Net Income	$580	0.2%	$5,610	1.7%	$24,222	1.8%	$16,553	1.2%

Earnings Per Share — Net Income
Basic	$0.03		$0.24		$1.14		$0.70
Diluted	$0.03		$0.24		$1.13		$0.70

Cash Dividends Paid Per Share	$0.34		$0.31		$1.30		$1.24

Weighted Average Shares Outstanding
Basic	19,779		23,506		21,336		23,489
Dilutive shares	142		158		158		160
Diluted	19,921		23,664		21,494		23,649

Shares outstanding at quarter end	19,756		23,407

Consolidated Balance Sheets

(in thousands, except par value amounts)	April 29, 2016	April 24, 2015
Assets
Current Assets
Cash and equivalents	$12,896	$6,358
Accounts receivable, net	28,893	26,100
Inventories	24,997	24,620
Federal and state income taxes receivable	—	23,722
Prepaid expenses and other current assets	9,307	5,035
Current assets held for sale	31,644	22,243
Total Current Assets	107,737	108,078
Land	145,453	214,692
Buildings and improvements	585,218	839,148
Machinery and equipment	500,469	445,718
Construction in process	32,273	38,354
Total Property, Plant and Equipment	1,263,413	1,537,912
Less accumulated depreciation	665,777	732,697
Net Property, Plant and Equipment	597,636	805,215
Other Assets
Deposits and other	4,622	3,756
Notes receivable	20,886	18,544
Rabbi trust assets	20,662	32,302
Goodwill and other intangible assets	19,829	19,986
Deferred income tax assets	29,002	4,836
Long-term assets held for sale	—	26,263
Total Other Assets	95,001	105,687
Total Assets	$800,374	$1,018,980
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$3,419	$409
Accounts payable	37,518	30,019
Accrued property, plant and equipment purchases	5,308	4,820
Accrued non-income taxes	15,696	14,951
Accrued wages and related liabilities	26,358	34,529
Self-insurance reserves	20,169	18,900
Deferred gift card revenue	14,147	13,714
Current taxes payable	9,473	—
Current reserve for uncertain tax provision	1,481	1,594
Other accrued expenses	31,988	34,156
Total Current Liabilities	165,557	153,092
Long-Term Liabilities
Deferred compensation	17,761	22,481
Reserve for uncertain tax positions	2,752	2,767
Deferred income tax liabilities	—	4,218
Deferred rent and other	5,851	5,755
Deferred gain on sale leaseback transactions	56,371	—
Credit facility borrowings and other long-term debt	335,638	450,676
Total Long-Term Liabilities	418,373	485,897
Stockholders’ Equity
Common stock, $.01 par value; authorized 100,000 shares; issued 42,638 shares at April 29, 2016, and April 24, 2015	426	426
Capital in excess of par value	244,304	235,958
Retained earnings	832,323	836,362
Treasury stock, 22,881 shares at April 29, 2016, and 19,231 shares at April 24, 2015, at cost	(860,609)	(692,755)
Total Stockholders’ Equity	216,444	379,991
Total Liabilities and Stockholders' Equity	$800,374	$1,018,980

Consolidated Statements of Cash Flows

	53 weeks ended	52 weeks ended
(in thousands)	April 29, 2016	April 24, 2015
Operating activities:
Net income	$24,222	$16,553
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,607	80,074
Impairments	8,384	6,100
Impairment of Intangible Assets	—	2,761
Loss on disposal of fixed assets	4,532	2,204
Loss (Gain) on rabbi trust assets	1,640	(742)
(Gain) Loss on deferred compensation	(765)	2,013
Share-based compensation	6,127	2,967
Accretion of non-current note receivable	(2,082)	(1,859)
Deferred income taxes	(28,384)	(14,791)
Amortization of deferred financing costs	2,188	1,099
Cash provided by (used for) assets and liabilities:	—
Accounts receivable	(2,793)	4,588
Inventories	(377)	623
Prepaid expenses and other current assets	483	(563)
Accounts payable	7,499	955
Federal and state income taxes	33,067	1,504
Accrued wages and related liabilities	(3,101)	11,005
Self-insurance	1,269	(974)
Accrued non-income taxes	745	(2,892)
Deferred revenue	433	747
Other assets and liabilities	(9,058)	(8,267)
Net cash provided by operating activities	123,636	103,105
Investing activities:
Purchase of property, plant and equipment	(65,694)	(74,517)
Proceeds from sale of property, plant and equipment	257,246	10,036
Proceeds from liquidation of rabbi trust assets	5,245	—
Deposits and other	(537)	(135)
Net cash used in investing activities	196,260	(64,616)
Financing activities:
Cash dividends paid	(27,861)	(29,056)
Gross proceeds from credit facility borrowings and other long-term debt	672,349	579,895
Gross repayments of credit facility borrowings and other long-term debt	(783,339)	(588,541)
Payments of debt issuance costs	(3,555)	(1,279)
Purchase of treasury stock	(171,513)	—
Proceeds from share-based compensation	214	534
Cash paid for taxes on share-based compensation	(1,314)	(1,738)
Excess tax benefits from share-based compensation	1,661	228
Net cash used in financing activities	(313,358)	(39,957)
Net cash provided by (used in) operations	6,538	(1,468)
Cash and equivalents at the beginning of the period	6,358	7,826
Cash and equivalents at the end of the period	$12,896	$6,358

Summary of Operating Efficiency Savings Fiscal 2016 (dollars in millions)

	Consolidated	Bob Evans Restaurants	BEF Foods	Corporate and Other
S,G&A
Wage-Related	$10.1	$4.3	$1.2	$4.6
Non Wage-Related	4.5	1.1	0.2	3.2
Total S,G&A	14.6	5.4	1.4	7.8

Non-S,G&A
Wage-Related	0.4	—	0.4	—
Non Wage-Related	5.1	3.6	1.5	—
Total Non-S,G&A	5.5	3.6	1.9	—

Year to date total	$20.1	$9.0	$3.3	$7.8

Bob Evans Restaurants openings and closings, by quarter

Fiscal Year	Beginning Total	Q1	Q2	Q3	Q4	Full Year	Closings	Ending Total*
2016	567	—	—	1	—	1	41	527
2015	561	1	—	2	4	7	1	567
2014	560	1	1	1	1	4	3	561
2013	565	2	—	—	—	2	7	560
2012	563	—	2	—	2	4	2	565

Bob Evans Same-Store Sales Day Part Performance

Fourth-quarter Fiscal 2016 SSS% Day Part Performance - Total Chain
Day Part	On-Premises	Off-Premises	Total
Breakfast	(0.1)%	7.1%	0.7%
Lunch	(3.1)%	(3.6)%	(3.2)%
Dinner	(7.1)%	(3.1)%	(6.2)%
Total	(3.3)%	(1.1)%	(3.0)%

Fiscal 2016 SSS% Day Part Performance - Total Chain
Day Part	On-Premises	Off-Premises	Total
Breakfast	(0.7)%	8.3%	0.2%
Lunch	(2.9)%	1.0%	(2.4)%
Dinner	(7.2)%	1.1%	(5.4)%
Total	(3.4)%	2.6%	(2.5)%

Bob Evans Restaurants same-store sales analysis (18-month core; 540 restaurants)

	Fiscal 2016			Fiscal 2015*			Fiscal 2014*
	Total	Pricing / Mix	Transactions	Total	Pricing / Mix	Transactions	Total	Pricing / Mix	Transactions
May	(0.3)%	3.9%	(4.2)%	(1.9)%	1.3%	(3.1)%	(0.5)%	2.8%	(3.4)%
June	(0.9)%	4.4%	(5.3)%	(1.2)%	1.2%	(2.4)%	(0.4)%	2.8%	(3.1)%
July	0.3%	5.8%	(5.5)%	(2.7)%	0.9%	(3.6)%	(1.2)%	2.2%	(3.3)%
Q1	(0.3)%	4.8%	(5.0)%	(2.0)%	1.1%	(3.2)%	(0.7)%	2.6%	(3.2)%

August	(1.3)%	3.3%	(4.6)%	(2.4)%	2.0%	(4.4)%	(0.8)%	3.0%	(3.7)%
September	(3.8)%	2.9%	(6.6)%	1.7%	2.6%	(0.9)%	(2.2)%	2.6%	(4.8)%
October	(4.4)%	1.5%	(5.8)%	0.4%	2.5%	(2.1)%	(2.6)%	1.6%	(4.3)%
Q2	(3.2)%	2.5%	(5.7)%	(0.1)%	2.4%	(2.4)%	(1.9)%	2.3%	(4.2)%

November	(3.2)%	2.5%	(5.6)%	2.9%	2.8%	—%	1.7%	2.8%	(1.1)%
December	(4.3)%	3.4%	(7.7)%	3.9%	1.3%	2.6%	(3.5)%	2.8%	(6.3)%
January	(3.4)%	3.1%	(6.5)%	5.2%	2.3%	2.9%	(4.7)%	4.2%	(8.8)%
Q3	(3.6)%	2.9%	(6.5)%	3.8%	2.2%	1.6%	(1.7)%	3.3%	(5.0)%

February	(1.1)%	0.9%	(2.0)%	2.4%	3.1%	(0.6)%	(6.7)%	3.0%	(9.8)%
March	(2.3)%	2.2%	(4.5)%	0.9%	2.9%	(2.0)%	(4.1)%	2.1%	(6.3)%
April	(4.9)%	1.4%	(6.3)%	2.3%	4.0%	(1.7)%	(2.6)%	1.8%	(4.4)%
Q4	(3.0)%	1.5%	(4.4)%	2.1%	3.4%	(1.3)%	(4.3)%	2.3%	(6.6)%

Fiscal Year	(2.5)%	2.9%	(5.4)%	0.9%	2.3%	(1.4)%	(2.1)%	2.6%	(4.7)%
* Prior year data presentation reflects Company's current same store sales methodology.

Bob Evans Restaurants key restaurant sales data

	Bob Evans Restaurants
Approximate annual store sales in fiscal 2016	$1.7 million

FY2016 day part mix (%):	Q4 2016	Fiscal 2016
Breakfast	32%	32%
Lunch	37%	37%
Dinner	31%	31%

FY2016 dine-in check average per guest ($):	Q4 2016	Fiscal 2016
Breakfast	$9.47	$9.35
Lunch	$9.78	$9.72
Dinner	$9.84	$9.78

	Q4 2016	Fiscal 2016
FY2016 dine-in check average per guest ($):	$9.69	$9.61
FY2016 dine-in check average per ticket ($):	$18.60	$18.68
FY2016 carry-out check average per ticket ($):	$15.75	$15.17

BEF Foods historical sow cost review (average cost per hundredweight)
Fiscal Year	Q1	Q2	Q3	Q4	Average
2016	$38.75	$53.31	$41.53	$42.84	$44.31
2015	$87.87	$78.82	$67.79	$43.02	$69.41
2014	$63.24	$77.33	$72.36	$78.47	$73.23
2013	$54.19	$43.22	$58.73	$59.07	$53.87
2012	$57.06	$67.82	$60.56	$60.41	$61.58

BEF Foods total pounds sold growth (inclusive of pounds sold to Bob Evans Restaurants)
Fiscal Year	Q1	Q2	Q3	Q4	Average
2016	0.4%	5.7%	9.4%	17.8%	8.6%
2015	(6.1)%	(4.5)%	5.5%	0.9%	(0.9)%
2014	13.0%	0.2%	(11.1)%	(6.9)%	(2.4)%
2013	7.2%	16.1%	13.1%	21.4%	14.6%
2012	(2.7)%	3.1%	0.9%	(1.3)%	0.1%

BEF Foods total pounds sold, by category
Fiscal 2016
Category	Q1	Q2	Q3	Q4
Sides	49.6%	50.7%	50.9%	51.4%
Sausage	22.0%	22.3%	26.6%	21.7%
Food Service - External	14.1%	12.5%	10.4%	11.4%
Food Service - Intersegment	6.2%	6.6%	6.0%	8.1%
Frozen	4.6%	4.5%	3.1%	3.9%
Other	3.5%	3.4%	3.0%	3.5%

Fiscal 2015
Category	Q1	Q2	Q3	Q4
Sides	42.5%	46.9%	48.0%	49.8%
Sausage	19.3%	20.5%	26.2%	23.7%
Food Service - External	24.0%	18.0%	12.8%	11.8%
Food Service - Intersegment	6.0%	6.0%	5.5%	5.8%
Frozen	4.6%	5.0%	4.1%	4.8%
Other	3.6%	3.6%	3.4%	4.1%

BEF Foods net sales review (dollars in thousands)

	Q4 FY16	Q4 FY15
Gross sales	$124,631	$111,126
Less: promotions	20,700	15,542
Less: discounts	775	763
Less: returns and slotting	762	615
Net sales	$102,394	$94,206

	YTD 2016	YTD 2015
Gross sales	$466,918	$435,930
Less: promotions	73,073	50,578
Less: discounts	3,305	3,441
Less: returns and slotting	2,925	2,598
Net sales	$387,615	$379,313